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                                                                    EXHIBIT 23.4



                          CONSENT OF INSIGNIA/ESG, INC.



         We consent to (i) all references to us in Amendment No. 4 to the Registration Statement on Form S-4 of Shelbourne Properties I, Inc. under the captions "SUMMARY," "ALTERNATIVES TO THE CONVERSION," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and "EXPERTS" and (ii) the filing as an exhibit to the Registration Statement of the valuation analysis report prepared by us.



                                           INSIGNIA/ESG, INC.


New York, New York
December 8, 2000